EXHIBIT 5

[LETTERHEAD OF AMERIPRISE FINANCIAL, INC.]

October 5, 2005

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re:                               Ameriprise Financial, Inc.

Registration Statement on Form S-3

Dear Sirs:

I am Executive Vice President and General Counsel of Ameriprise Financial, Inc., a Delaware corporation (the “Registrant”), and I have represented the Registrant in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus (each such supplement, a “Prospectus Supplement”), of the Registrant’s senior debt securities (the “Senior Debt Securities”).  The Senior Debt Securities being registered under the Registration Statement will have an aggregate initial offering price of up to $1,700,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies and will be offered on a continuous or delayed basis pursuant to Rule 415 under the Act.

The Senior Debt Securities will be issued in one or more series of senior debt securities issued pursuant to an indenture (the “Indenture”) dated as of October 5, 2005 between the Registrant and U.S. Bank National Association, as trustee (the “Trustee”).  The Indenture is included as an exhibit to the Registration Statement.

I or members of my staff have examined the originals or copies certified or otherwise identified to our satisfaction, of such corporate records and documents relating to the Registrant, including resolutions of the Board of Directors of the Registrant (the “Resolutions”) authorizing the Indenture and the issuance, offering and sale of the Senior Debt Securities, and have made such other inquiries of law and fact as we have deemed necessary or relevant as the basis of my opinion hereinafter expressed.  Certain terms of the Senior Debt Securities to be issued by the Registrant from time to time will be approved by the Board of Directors of the Registrant or a duly authorized committee thereof or certain authorized officers of the Registrant as part of the corporate action taken and to be taken in connection with issuance of the Senior Debt Securities.

Based on the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that the Senior Debt Securities have been duly authorized and, (i) when the final terms thereof have been duly established and approved and the Senior Debt Securities have been duly executed by the Registrant, in each case pursuant to the authority granted in the Resolutions, (ii) upon the execution and delivery by the Registrant and the Trustee and, if required by the Indenture, a supplement to the Indenture, and (iii) when the Senior Debt Securities have been authenticated by the Trustee and issued in accordance with the terms of the Indenture and delivered to and paid for by the purchasers thereof, the Senior Debt Securities will constitute valid and legally binding obligations of the Registrant entitled to the benefits of the Indenture.

The opinion set forth above is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law), (c) an implied covenant of good faith and fair dealing, (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars, (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States and (f) generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected, (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, (iv) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (v) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums upon acceleration and (vi) limit the waiver of rights under usury laws.  I express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in the Senior Debt Securities and the Indenture.

I am admitted to the practice of law in the States of New York and California and do not purport to be an expert in the laws of any jurisdiction other than the States of New York and California, the General Corporation Law of the State of Delaware and United States federal law.

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I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading “Legal Matters” in the Prospectus without admitting that I am an “expert” within the meaning of the Act, or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

By	/s/ John C. Junek
John C. Junek
Executive Vice President and General Counsel